Exhibit 22.1
List of Guarantor Subsidiaries
The following subsidiaries of Holly Energy Partners, L.P. (the “Partnership”) were, as of December 31, 2020, listed as guarantors or as co-issuer under the Partnership’s Registration Statement on Form S-3 (No. 333-228715):
Name of Subsidiary Guarantor or Co-Issuer*        Jurisdiction of Formation

Holly Energy Finance Corp. (co-issuer)    Delaware
Cheyenne Logistics LLC    Delaware
El Dorado Logistics LLC     Delaware
El Dorado Operating LLC     Delaware
El Dorado Osage LLC     Delaware
Frontier Aspen LLC     Delaware
HEP Cheyenne LLC     Delaware
HEP Cushing LLC (f/k/a HEP Cheyenne Shortline LLC)     Delaware
HEP El Dorado LLC     Delaware
HEP Logistics GP, L.L.C.     Delaware
HEP Mountain Home, L.L.C.     Delaware
HEP Oklahoma, LLC     Delaware
HEP Pipeline, L.L.C.     Delaware
HEP Pipeline GP, L.L.C.     Delaware
HEP Refining, L.L.C.     Delaware
HEP Refining GP, L.L.C.     Delaware
HEP Tulsa LLC     Delaware
HEP UNEV Holdings LLC     Delaware
HEP UNEV Pipeline LLC     Delaware
HEP Woods Cross, L.L.C.     Delaware
Holly Energy Holdings LLC     Delaware
Holly Energy Storage-Lovington LLC     Delaware
Lovington-Artesia, L.L.C.     Delaware
Roadrunner Pipeline, L.L.C.     Delaware
SLC Pipeline LLC     Delaware
Woods Cross Operating LLC     Delaware
HEP Fin-Tex/Trust-River, L.P.    Texas
HEP Pipeline Assets, Limited Partnership     Delaware
HEP Navajo Southern, L.P.     Delaware
HEP Refining Assets, L.P.     Delaware

Holly Energy Partners-Operating, L.P.     Delaware

* The above-listed entities also serve as co-issuer and as guarantors, respectively, of the Partnership’s 5.000% Senior Notes due 2028 (the “Senior Notes”). The Senior Notes were issued in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States pursuant to Regulation S under the Securities Act.